Comstock Funds, Inc. N-CSRS

Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Bruce N. Alpert, Principal Executive Officer of Comstock Funds, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 30, 2021

/s/ Bruce N. Alpert

Bruce N. Alpert, Principal Executive Officer

I, John C. Ball, Principal Financial Officer and Treasurer of Comstock Funds, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 30, 2021

/s/ John C. Ball

John C. Ball, Principal Financial Officer and Treasurer